Exhibit 99.1

PR INQUIRIES:

Charles Messman
+1 949-362-5800

IR@smithmicro.com

Smith Micro Announces $2.2 Million Registered Direct Offering of Common Stock

ALISO VIEJO, CA, May 17, 2017 – Smith Micro Software, Inc. (NASDAQ: SMSI), today announced that it has entered into a definitive agreement with several investors to purchase an aggregate of approximately 2.1 million shares of common stock at a purchase price of $1.05 per share in a registered direct offering. The offering is expected to close on or about May 17, 2017, subject to the satisfaction of customary closing conditions.

Sutter Securities Incorporated and Chardan Capital are acting as placement agents in connection with this offering.

The estimated net proceeds to the Company from the sale of the shares of common stock in the registered direct offering are expected to be approximately $1.9 million. The Company intends to use the net proceeds for general corporate purposes.

A shelf registration statement on Form S-3 relating to the shares of common stock to be issued in this offering was filed with and declared effective by the Securities and Exchange Commission (the "SEC"). A prospectus supplement and the accompanying prospectus relating to the offering will be filed by the Company with the SEC. Copies of the prospectus supplement and the accompanying prospectus, when available, can be obtained at the SEC's website at http://www.sec.gov and also be obtained by contacting Sutter Securities, 220 Montgomery Street, San Francisco, CA 94104, by calling 415-352-6300 or by emailing inquiry@suttersf.com.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world. From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and

Exhibit 99.1

monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company's ability to increase its revenue by capitalizing on new opportunities, and customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the company’s ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company's ability to compete effectively with other software and technology companies. These and other factors discussed in the company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.